EXHIBIT 5.1

PILLSBURY MADISON & SUTRO LLP
P.O. Box 7880
San Francisco, CA  94120
Tel: (415) 983-1000
October 27, 2000

S3 Incorporated
2841 Mission College Boulevard
Santa Clara, CA  95054

Re:      Registration Statement on Form S-8

Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by S3 Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,000,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 1993 Employee Stock Purchase Plan (the "ESPP"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the ESPP, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

               Very truly yours,

               /s/ Pillsbury Madison & Sutro LLP